Exhibit 99.1

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

FIRST SUPPLEMENTAL INDENTURE

dated as of March 16, 2010

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is made as of March 16, 2010 to the Indenture dated as of April 1, 1992 between CENTRAL HUDSON GAS & ELECTRIC CORPORATION, a New York corporation (the “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION (the “Trustee”), (formerly known as First Trust of New York, National Association) as successor to Morgan Guaranty Trust Company of New York (the “Indenture”), under the following circumstances:

A.  The Indenture relates to debt obligation to be issued in one or more series from time to time by the Company.  Terms defined in the Indenture and used in this Supplemental Indenture without definition shall have the meaning given to such terms in the Indenture.

B.  Section 1201(d) of the Indenture permits the Company and the Trustee, without the consent of any Holders, to enter into one or more indentures supplemental to the Indenture to change any provision of the Indenture, provided that any such change that adversely affects the interests of the Holders of Securities of any series or Tranche in any material respect may become effective with respect to such series or Tranche only at such time as no Security of such series or Tranche remains outstanding.

C.  The Company desires to change certain covenants and Events of Default under the Indenture as provided below.

D.  The Company has delivered to the Trustee a Company Order, an Opinion of Counsel and an Officers’ Certificate with respect to execution of this Supplemental Indenture by the Trustee.

NOW, THEREFORE, in consideration of the premises and of mutual agreements contained in this Supplemental Indenture and in the Indenture, the Company and the Trustee agree as follows:

Section 1.  Pursuant to Section 1201 of the Indenture, Section 608(f) of the Indenture hereby is amended in its entirety to read as follows:

(f)  the pledging by the Company of any assets in connection with the incurrence of indebtedness (under circumstances not otherwise excepted from the operation of this Section) in aggregate principal amount not exceeding 5% of the Company’s net tangible utility assets at any time outstanding.

Section 2.  Pursuant to Section 1201 of the Indenture, Section 801(d) of the Indenture hereby is amended by substituting the amount “$15,000,000” for the amount “$5,000,000” where it appears in such section.

Section 3.  This Supplemental Indenture shall become effective on the date first set forth above (the “Effective Date”), but the amendments to the Indenture made in Sections 1 and 2 of this Supplemental Indenture shall be effective only for Securities of any series or Tranche first issued after the Effective Date.

Section 4.  This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as provided in the Indenture, this Supplemental Indenture forms a part thereof.  The Indenture, as modified by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.  Except as specifically amended by this Supplemental Indenture, all of the terms and conditions of the Indenture shall remain in full force and effect and unamended hereby.  No reference to this Supplemental Indenture need be made in any instrument or document at any time referring to the Indenture, a reference to the Indenture in any such instrument or document to be deemed to be reference to the Indenture as amended hereby.  This Supplemental Indenture may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective seals to be hereunder affixed and attested, all as of the day and year first written above.

CENTRAL HUDSON GAS & ELECTRIC
CORPORATION

By:	/s/ James P. Laurito
James P. Laurito
President

U.S. BANK TRUST NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Beverly A. Freeney
Beverly A. Freeney
Vice President